Exhibit 99.1

Receptos Announces Pricing of Underwritten

Public Offering of Common Stock

SAN DIEGO, November 18, 2014 - Receptos, Inc. (Nasdaq: RCPT), a biopharmaceutical company developing therapeutic candidates for the treatment of immune and metabolic diseases, announced today the pricing of an underwritten public offering of 3,600,000 shares of its common stock at a price to the public of $100.00 per share. The gross proceeds to Receptos from this offering are expected to be $360 million, before deducting underwriting discounts and commissions and other estimated offering expenses. All of the shares of common stock to be sold in the offering are being offered by Receptos. In addition, Receptos has granted the underwriters a 30-day option to purchase up to an additional 540,000 shares of common stock. The offering is expected to close on or about November 24, 2014, subject to customary closing conditions.

Receptos intends to use the net proceeds received from this offering to fund continued development of its product candidate RPC1063 in ongoing and planned clinical trials for Relapsing Multiple Sclerosis, Ulcerative Colitis and Crohn’s Disease, continued development of its in-licensed product candidate RPC4046 in an ongoing clinical trial for Eosinophilic Esophagitis, ongoing preclinical and research programs, and working capital and other general corporate purposes.

Credit Suisse Securities (USA) LLC and Leerink Partners LLC are acting as joint lead book-running managers for the offering. Evercore Group L.L.C. and BMO Capital Markets Corp. are acting as book-running managers. Wedbush PacGrow Life Sciences and Nomura Securities International, Inc. are acting as co-managers.

The offering is made pursuant to a shelf registration statement on Form S-3 ASR that was filed by Receptos with the Securities and Exchange Commission (SEC) and became effective on July 16, 2014. The offering is being made only by means of a prospectus supplement and an accompanying prospectus. Copies of the final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering may be obtained, when available, from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, Telephone: (800) 221-1037, Email: newyork.prospectus@credit-suisse.com; from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, Telephone: (800) 808-7525, Email: syndicate@leerink.com; from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, New York, NY 10055, Telephone: (877) 993-2673, Email: ecm@evercore.com; or from BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, New York, NY 10036, Telephone: (800) 414-3627, Email: bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Receptos

Receptos is a biopharmaceutical company developing therapeutic candidates for the treatment of immune and metabolic diseases. The Company’s lead program, RPC1063, is a sphingosine 1-phosphate 1 receptor (S1P1R) small molecule modulator candidate for immune indications, including relapsing multiple sclerosis (RMS) and inflammatory bowel disease (IBD). The Company is also developing RPC4046, an anti-interleukin-13 (IL-13) antibody for an allergic/immune-mediated orphan disease, eosinophilic esophagitis (EoE). Patents supporting RPC1063 were exclusively licensed to Receptos from The Scripps Research Institute (TSRI).

Forward Looking Statements

Statements contained in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “believes,” “anticipates,” “may,” “intends,” “plans,” “potential,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements regarding the underwritten public offering, the anticipated gross proceeds from the offering, the expected closing date of the offering, the expected use of the net proceeds from the offering, and the development and future potential of the Company’s product candidates are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation risks associated with market conditions, the satisfaction of customary closing conditions related to the public offering, and the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks regarding the Company’s financial position and research and development programs are described in detail in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and the Registration Statement on Form S-3 ASR (File No. 333-197464) for the public offering. All forward-looking statements contained in this release speak only as of the date on which they were first made by the Company, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

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Media and Investor Contact:

Graham K. Cooper

Chief Financial Officer, Receptos

(858) 652-5708

gcooper@receptos.com

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